United States
Securities And Exchange Commission
 Washington, D.C. 20549

FORM 8—K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of report (date of earliest event reported):  June 7, 2005

UNIVERSAL GUARDIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24755	33-0379106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4695 MacArthur Blvd. Suite 300 Newport Beach, California 92660 (949) 861-8295
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Universal Guardian Holdings, Inc. (“we”, “our company” or “Universal Holdings”) files this report on Form 8-K to report the following transactions or events:

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 7, 2005, Universal Guardian issued a press release announcing the appointment of Mr. Michael D. Bozarth as an independent member of its Board of Directors.  Mr. Bozarth’s appointment is part of Universal Guardian’s corporate governance program designed to bring aboard independent directors in compliance with NASDAQ National Market listing requirements as well as Sarbanes-Oxley.  Mr. Stannard did not resign as a result of any disagreement relating to our operations, policies or practices.  We have included a letter from Mr. Stannard confirming this fact as an exhibit to this form 8-K.

Item 9.01           Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of Universal Guardian dated June 7, 2005.
99.2	Resignation letter from Michael Stannard dated May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Newport Beach, California, this 7th day of June, 2005.

UNIVERSAL GUARDIAN HOLDINGS, INC.,
a Delaware corporation

By:	/s/ MICHAEL J. SKELLERN

Michael J. Skellern
President and Chief Executive Officer
(principal executive officer)